UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

CHASE BANK USA, NATIONAL ASSOCIATION

(Exact name of registrant as specified in its charter)

(As Servicer on behalf of FIRST USA CREDIT CARD MASTER TRUST)

Laws of the United States	033-50600-01	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

White Clay Center Building 200 Route 273, Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

302/575-5000

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Pursuant to the terms of related Series Supplements to the Second Amended and Restated Pooling and Servicing Agreement, dated as of March 14, 2006 (together, the “Agreements”) as amended from time to time, between Chase Bank USA, National Association (successor to Bank One, Delaware, National Association, which in turn succeeded First USA Bank, National Association), as transferor (the “Transferor”) and servicer (the “Servicer”) and The Bank of New York (Delaware) as trustee (the “Trustee”), relating to the Asset Backed Certificates listed below (the “Certificates”) issued by First USA Credit Card Master Trust (the “Trust”), the Trustee made payments relating to the collections for the period of September 1 through September 30, 2007 (the “Collection Period”), on the Series Certificates to those persons in whose names the Certificates were registered as of the last business day of the Collection Period.

Series	Original Principal Amount (Class A)	Original Principal Amount (Class B)	Pooling and Servicing Supplement Date	Interest Type	Interest Payment	Principal Payment
1998-6	800,000,000	72,289,000	August 27, 1998	Floating	Yes	No

*	Interest relating to the collection period is set aside by the Trustee to fulfill quarterly interest payments on the February, May, August, and November Payment Dates

The 1998-6 Certificates (collectively the “Certificates”) represent beneficial ownership of a portion (the “Investor Interest”) of certain receivables (the “Receivables”) arising in certain credit card accounts (the “Accounts”). Reference is made to the Monthly Certificateholders’ Statements of the Trust, filed as Exhibit 99.02 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as a part of this report:

Exhibit No.	Description

(99.01)	Excess Spread Analysis

(99.02)	Monthly Certificateholders’ Statement of the Trust which contains information relating to the Series 1998-6 Certificates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION as Servicer

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: October 15, 2007